PRITCHETT, SILER & HARDY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
1466 N. HIGHWAY 89 STE. 230
FARMINGTON, UTAH  84025
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(801) 447-9572     FAX (801) 447-9578

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Alpine Auto Brokers, Inc. and subsidiary
Salt Lake City, Utah

As independent registered public accountants, we hereby consent to the use of our report dated May 12, 2015, with respect to the financial statements of Alpine Auto Brokers, Inc., and subsidiary in its registration statement on Form S-1 relating to the registration of 350,000 shares of common stock.

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.
Farmington, Utah
May 12, 2015